Exhibit 99.1

The Home Depot Announces Second Quarter Fiscal 2026 Results;
Reaffirms Fiscal 2026 Guidance
ATLANTA, August 18, 2026 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $47.9 billion for the second quarter of fiscal 2026, an increase of $2.6 billion, or 5.7% from the second quarter of fiscal 2025. Comparable sales for the second quarter of fiscal 2026 increased 1.7%, and comparable sales in the U.S. increased 1.3%.
Net earnings for the second quarter of fiscal 2026 were $4.8 billion, or $4.79 per diluted share, compared with net earnings of $4.6 billion, or $4.58 per diluted share, in the same period of fiscal 2025.
Adjusted(1) diluted earnings per share for the second quarter of fiscal 2026 were $4.92, compared with adjusted diluted earnings per share of $4.68 in the same period of fiscal 2025.
“Our second quarter results exceeded our expectations. We saw broad based demand across the business as customers continued to engage in smaller projects,” said Richard McPhail, Executive Vice President and Chief Financial Officer.
“This quarter’s results were a testament to our investments across the business and our associates’ focus on customer service. Our teams did an exceptional job executing throughout a dynamic environment, and I would like to thank them for their continued hard work and dedication,” said Ann-Marie Campbell, Senior Executive Vice President.
Fiscal 2026 Guidance
The Company reaffirms its fiscal 2026 guidance. Guidance includes IEEPA tariff refunds, which are expected to partially offset unplanned fuel, energy, and other product input costs throughout the fiscal year.
•Total sales growth of approximately 2.5% to 4.5%
•Comparable sales growth of approximately flat to 2.0%
•Approximately 15 new stores
•Gross margin of approximately 33.1%
•Operating margin of approximately 12.4% to 12.6%
•Adjusted(1) operating margin of approximately 12.8% to 13.0%
•Effective tax rate of approximately 24.3%
•Net interest expense of approximately $2.3 billion
•Diluted earnings-per-share to grow approximately flat to 4.0% from $14.23 in fiscal 2025

(1)    The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). As used in this earnings release, adjusted operating income, adjusted operating margin, and adjusted diluted earnings per share are non-GAAP financial measures. Refer to the end of this release for an explanation of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.

•Adjusted(1) diluted earnings-per-share to grow approximately flat to 4.0% from $14.69 in fiscal 2025
•Capital expenditures of approximately 2.5% of total sales
The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at ir.homedepot.com/events-and-presentations.
At the end of the second quarter, the company operated a total of 2,364 retail stores and over 1,340 SRS locations across all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs over 470,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein constitute "forward-looking statements" under the federal securities laws, including as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events, and use words such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “believe,” “expect,” “target,” "prospects,” “potential,” "commit” and "forecast,” or words of similar import or meaning or refer to future time periods. Forward-looking statements may relate to, among other things: our brand and reputation; the demand for our products and services, including as a result of macroeconomic conditions and changing customer preferences and expectations; net sales growth; comparable sales; the effects of competition; implementation of interconnected, store, supply chain, technology, innovation and other strategic initiatives, including with respect to real estate; inventory, on-shelf availability, and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans, and consumer and trade credit; the impact of tariffs; trade policy changes or restrictions, or international trade disputes and efforts and ability to continue to diversify our supply chain; issues related to the payment methods we accept; demand for credit offerings including trade credit; management of relationships with our associates, jobseekers, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; events that could disrupt our business, supply chain, technology infrastructure, or demand for our products and services, such as tariffs, trade policy changes or restrictions or international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, and labor disputes; geopolitical tensions or conflicts, military conflicts, or acts of war; our ability to maintain a safe and secure store environment; our ability to address expectations regarding sustainability and human capital management matters and meet related goals; continuation or suspension of share repurchases; net earnings and margin performance; earnings per share; future dividends; capital allocation and expenditures; productivity; liquidity; return on invested capital; expense and debt leverage; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation; the timing and expected impact of organizational changes, including within the Company's senior leadership team; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including executive orders and other administrative or legislative actions, such as changes to tax laws and regulations; store openings and closures; financial outlook, including guidance for fiscal 2026; and the impact of acquired companies, including SRS and GMS, on our organization and the ability to recognize the anticipated benefits of completed or pending acquisitions.
These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. "Risk Factors," and elsewhere in our Annual Report on Form 10-K for our fiscal year ended February 1, 2026 and also as described from time to time in reports subsequently filed with the Securities and Exchange Commission. There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements.

Non-GAAP Financial Measures
To provide additional transparency, we supplement our disclosure with certain non-GAAP financial measures. When used in conjunction with our GAAP financial measures, we believe these supplemental non-GAAP financial measures will help management and investors to better understand and analyze our performance. However, this supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. Refer to the end of this release for an explanation and definitions of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.

For more information, contact:

Financial Community	News Media
Isabel Janci	Sara Gorman
Vice President of Investor Relations and Treasurer	Senior Director of Corporate Communications
770-384-2666	770-384-2852
isabel_janci@homedepot.com	sara_gorman@homedepot.com

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended			Six Months Ended
in millions, except per share data	August 2, 2026	August 3, 2025	% Change	August 2, 2026	August 3, 2025	% Change
Net sales	$47,861	$45,277	5.7%	$89,626	$85,133	5.3%
Cost of sales	31,746	30,152	5.3	59,730	56,549	5.6
Gross profit	16,115	15,125	6.5	29,896	28,584	4.6
Operating expenses:
Selling, general and administrative	8,424	7,764	8.5	16,383	15,294	7.1
Depreciation and amortization	852	806	5.7	1,693	1,602	5.7
Total operating expenses	9,276	8,570	8.2	18,076	16,896	7.0
Operating income	6,839	6,555	4.3	11,820	11,688	1.1
Interest and other (income) expense:
Interest income and other, net	(59)	(25)	N/M	(66)	(49)	34.7
Interest expense	583	575	1.4	1,194	1,190	0.3
Interest and other, net	524	550	(4.7)	1,128	1,141	(1.1)
Earnings before provision for income taxes	6,315	6,005	5.2	10,692	10,547	1.4
Provision for income taxes	1,549	1,454	6.5	2,637	2,563	2.9
Net earnings	$4,766	$4,551	4.7%	$8,055	$7,984	0.9%

Basic weighted average common shares	994	992	0.2%	994	992	0.2%
Basic earnings per share	$4.79	$4.59	4.4	$8.10	$8.05	0.6

Diluted weighted average common shares	996	994	0.2%	996	994	0.2%
Diluted earnings per share	$4.79	$4.58	4.6	$8.09	$8.03	0.7

	Three Months Ended			Six Months Ended
Selected sales data:	August 2, 2026	August 3, 2025	% Change	August 2, 2026	August 3, 2025	% Change
Comparable sales (% change)	1.7%	1.0%	N/A	1.2%	0.4%	N/A
Comparable customer transactions (% change) (1)	(1.0)%	(0.4)%	N/A	(1.2)%	(0.5)%	N/A
Comparable average ticket (% change) (1)	2.8%	1.4%	N/A	2.5%	0.7%	N/A
Customer transactions (in millions) (1)	443.2	446.8	(0.8)%	834.3	841.6	(0.9)%
Average ticket (1)	$92.50	$90.01	2.8	$92.62	$90.34	2.5
—————
(1)Customer transactions and average ticket measures do not include results from HD Supply or SRS.

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

in millions	August 2, 2026	August 3, 2025	February 1, 2026
Assets
Current assets:
Cash and cash equivalents	$2,085	$2,804	$1,389
Receivables, net	6,963	5,878	5,597
Merchandise inventories	26,847	24,843	25,817
Other current assets	1,825	1,866	1,588
Total current assets	37,720	35,391	34,391
Net property and equipment	28,147	26,896	28,021
Operating lease right-of-use assets	9,300	8,662	9,204
Goodwill	22,899	19,619	22,344
Intangible assets, net	10,482	8,770	10,329
Other assets	836	711	806
Total assets	$109,384	$100,049	$105,095

Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$4,248	$—	$4,464
Accounts payable	13,585	13,086	11,491
Accrued salaries and related expenses	2,471	2,385	2,529
Current installments of long-term debt	4,697	6,400	4,967
Current operating lease liabilities	1,516	1,336	1,418
Other current liabilities	8,471	7,639	7,555
Total current liabilities	34,988	30,846	32,424
Long-term debt, excluding current installments	43,951	45,917	46,341
Long-term operating lease liabilities	8,155	7,668	8,160
Other long-term liabilities	5,673	4,953	5,357
Total liabilities	92,767	89,384	92,282
Total stockholders’ equity	16,617	10,665	12,813
Total liabilities and stockholders’ equity	$109,384	$100,049	$105,095

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
in millions	August 2, 2026	August 3, 2025
Cash Flows from Operating Activities:
Net earnings	$8,055	$7,984
Reconciliation of net earnings to net cash provided by operating activities:
Depreciation and amortization, excluding amortization of intangible assets	1,839	1,720
Intangible asset amortization	349	278
Stock-based compensation expense	326	288
Changes in working capital	570	(1,821)
Changes in deferred income taxes	58	490
Other operating activities	225	29
Net cash provided by operating activities	11,422	8,968

Cash Flows from Investing Activities:
Capital expenditures	(1,724)	(1,723)
Payments for businesses acquired, net	(1,333)	(233)
Other investing activities	46	64
Net cash used in investing activities	(3,011)	(1,892)

Cash Flows from Financing Activities:
Repayments of short-term debt, net	(216)	(316)
Proceeds from long-term debt	122	76
Repayments of long-term debt	(3,040)	(1,199)
Proceeds from sales of common stock	192	163
Cash dividends	(4,643)	(4,574)
Other financing activities	(116)	(130)
Net cash used in financing activities	(7,701)	(5,980)
Change in cash and cash equivalents	710	1,096
Effect of exchange rate changes on cash and cash equivalents	(14)	49
Cash and cash equivalents at beginning of period	1,389	1,659
Cash and cash equivalents at end of period	$2,085	$2,804

NON-GAAP FINANCIAL MEASURES
Adjusted operating income, adjusted operating margin, and adjusted diluted earnings per share are presented as supplemental financial measures in the evaluation of our business that are not required by or presented in accordance with GAAP. The Company excludes the impact of amortization expense from acquired intangible assets from adjusted operating income and adjusted operating margin, and the impact of amortization expense from acquired intangible assets, including the related tax effects, from adjusted diluted earnings per share. We do not adjust for the revenue that is generated in part from the use of our acquired intangible assets. Amortization expense, unlike the related revenue, is not affected by operations in any particular period unless an intangible asset becomes impaired, or the useful life of an intangible asset is revised.
When used in conjunction with our GAAP results, we believe these non-GAAP measures provide investors with meaningful supplemental measures of our performance period to period, make it easier for investors to compare our underlying business performance to peers, and align to how management analyzes trends and evaluates performance internally. The Company provides non-GAAP financial information on this basis to facilitate comparability when we report earnings results. These non-GAAP measures should not be considered in isolation or as a substitute for their comparable GAAP financial measures. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies and other companies may not define these non-GAAP financial measures in the same way, which may limit their usefulness as comparative measures.
RECONCILIATION OF ADJUSTED OPERATING INCOME AND ADJUSTED OPERATING MARGIN

	Three Months Ended			Six Months Ended
USD in millions	August 2, 2026	August 3, 2025	% Change	August 2, 2026	August 3, 2025	% Change
Operating income (GAAP)	$6,839	$6,555	4.3%	$11,820	$11,688	1.1%
Operating margin (1)	14.3%	14.5%		13.2%	13.7%
Acquired intangible asset amortization (2)	178	139		349	278
Adjusted operating income (Non-GAAP)	$7,017	$6,694	4.8%	$12,169	$11,966	1.7%
Adjusted operating margin (Non-GAAP) (3)	14.7%	14.8%		13.6%	14.1%
 —————
(1)    Operating margin is calculated as operating income divided by total net sales.
(2)    Amounts include acquired intangible asset amortization of $125 million and $244 million during the three and six months ended August 2, 2026, respectively, and $87 million and $174 million during the three and six months ended August 3, 2025, respectively, related to SRS Distribution, Inc., and its subsidiaries.
(3)    Adjusted operating margin is calculated as adjusted operating income divided by total net sales.
Our adjusted operating margin guidance for fiscal 2026 excludes an expected approximately 40 basis point impact from acquired intangible asset amortization.
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended			Six Months Ended
per share amounts	August 2, 2026	August 3, 2025	% Change	August 2, 2026	August 3, 2025	% Change
Diluted earnings per share (GAAP)	$4.79	$4.58	4.6%	$8.09	$8.03	0.7%
Impact of acquired intangible asset amortization	0.18	0.14		0.35	0.28
Income tax impact of non-GAAP adjustment (1)	(0.05)	(0.04)		(0.09)	(0.07)
Adjusted diluted earnings per share (Non-GAAP)	$4.92	$4.68	5.1%	$8.35	$8.24	1.3%
 —————
(1)    Calculated as the per share impact of acquired intangible asset amortization multiplied by the Company’s effective tax rate for the period.
Our adjusted diluted earnings per share guidance for fiscal 2026 excludes an expected after-tax impact of approximately $0.50 from acquired intangible asset amortization.